Contacts:	For Media:	For Financials:
	John Oxford	Kevin Chapman
	Vice President	Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1450
	joxford@renasant.com	kchapman@renasant.com

Renasant Announces 2015 Third Quarter Earnings of $0.40 per share; $0.53 per share excluding merger expenses

TUPELO, MISSISSIPPI (October 20, 2015) - Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced its financial results for the third quarter of 2015. Net income for the third quarter of 2015 increased to $16.22 million, or basic and diluted earnings per share (“EPS”) of $0.40, as compared to $15.54 million, or basic and diluted EPS of $0.49, for the third quarter of 2014.

The Company’s balance sheet and results of operations as of and for the three months ending September 30, 2015, include the impact of the Company’s acquisition of Heritage Financial Group, Inc. (“Heritage”), a bank holding company headquartered in Albany, Georgia, and the parent of HeritageBank of the South, a Georgia savings bank, which was completed on July 1, 2015. At the acquisition date, Heritage had $2.02 billion in total assets, $1.11 billion in loans, and $1.37 billion in deposits. The assets acquired and liabilities assumed are recorded at estimated fair value and are subject to change pending finalization of all valuations.

During the third quarter of 2015, the Company incurred pre-tax merger expenses related to the Heritage merger of approximately $7.75 million, or $5.15 million on an after-tax basis, which equated to a reduction of $0.13 in basic and diluted EPS for the third quarter of 2015.

For the third quarter of 2015, the Company’s return on average assets and return on average equity were 0.81% and 6.28%, respectively, as compared to 1.07% and 8.84%, respectively, for the third quarter of 2014. The Company’s 2015 third quarter return on average tangible assets and return on average tangible equity were 0.93% and 12.20%, respectively, as compared to 1.20% and 16.50%, respectively, for the third quarter of 2014. Excluding merger expenses on an after-tax basis, return on average assets and return on average equity were 1.07% and 8.28%, respectively, and return on average tangible assets and return on average tangible equity were 1.14% and 14.95%, respectively, for the third quarter of 2015. The following table provides profitability metrics for the third quarter of 2015 including and excluding the impact of after-tax merger expenses from the Heritage acquisition:

	As Reported	Excluding Merger Expenses
Return on average assets	0.81%	1.07%
Return on average tangible assets	0.93%	1.14%
Return on average equity	6.28%	8.28%
Return on average tangible equity	12.20%	14.95%

“We are pleased with our third quarter financial results highlighted by the completion of the Heritage acquisition and 23.18% annualized linked quarter legacy loan growth,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “Excluding merger expenses on an after-tax basis, our diluted EPS of $0.53 per share represents some of the highest reported quarterly earnings for the Company and was driven by the strong performance of our legacy company coupled with the successful conversion of Heritage’s operations. Furthermore, the continued sustainability of this profitability is reflected in our return on average assets, excluding merger expenses, of 1.07% for the quarter, marking the sixth consecutive quarter we’ve achieved greater than 1.00% return on average assets.”

Total assets as of September 30, 2015, were approximately $7.92 billion, as compared to $5.81 billion from December 31, 2014, and $5.90 billion on a linked quarter basis.

Total loans, including loans acquired in either the Heritage merger, First M&F Corporation (“First M&F”) merger or in FDIC-assisted transactions (collectively referred to as “acquired loans”), were approximately $5.28 billion at September 30, 2015, as compared to $3.99 billion at December 31, 2014, and $4.04 billion on a linked quarter basis. Excluding acquired loans, loans grew $339.52 million, or 13.89% annualized, to $3.61 billion at September 30, 2015, as compared to $3.27 billion at December 31, 2014, and increased $199.08 million, or 23.18% annualized, from $3.41 billion on a linked quarter basis.

Total deposits were $6.23 billion at September 30, 2015, as compared to $4.84 billion at December 31, 2014, and $4.89 billion on a linked quarter basis. The increase in deposits is primarily attributable to the acquisition of Heritage. Noninterest-bearing deposits averaged approximately $1.27 billion, which represents 20.38% of the Company’s average deposits, for the third quarter of 2015, as compared to $896.86 million, or 18.74% of average deposits, for the third quarter of 2014. The Company’s cost of funds was 33 basis points for the third quarter of 2015, as compared to 47 basis points for the same quarter in 2014.

As of September 30, 2015, the Company's Tier 1 leverage capital ratio was 8.94%, its Common Equity Tier 1 risk-based capital ratio was 9.82%, its Tier 1 risk-based capital ratio was 11.32%, and its total risk-based capital ratio was 12.09%. The Company’s regulatory capital ratios continue to be in excess of the regulatory minimums required to be classified as “well-capitalized.” At September 30, 2015 our tangible common equity ratio was 7.40%.

Net interest income was $68.68 million for the third quarter of 2015, as compared to $50.47 million for the third quarter of 2014, and $51.67 million on a linked quarter basis. Net interest margin was 4.09% for the third quarter of 2015, as compared to 4.12% for the third quarter of 2014, and 4.17% on a linked quarter basis. Additional interest income recognized in connection with the acceleration of pay downs and payoffs from acquired loans increased net interest margin 4 basis points in the third quarter of 2015, as compared to 28 basis points on a linked quarter basis and 11 basis points in the third quarter of 2014.

Noninterest income was $32.12 million for the third quarter of 2015, as compared to $22.56 million for the third quarter of 2014, and $22.92 million on a linked quarter basis. The increase in noninterest income is primarily attributable to the Heritage acquisition and its mortgage operations.

Noninterest expense was $76.09 million for the third quarter of 2015, as compared to $48.18 million for the third quarter of 2014 and $51.18 million on a linked quarter basis. The increase in noninterest expense, when compared to the same period in 2014 as well as on a linked quarter basis, was primarily due to the expenses of the acquired Heritage operations as well as merger expenses incurred during the quarter in connection with the Heritage acquisition of $7.75 million.

At September 30, 2015, total nonperforming loans (loans 90 days or more past due and nonaccrual loans) were $47.20 million and total OREO was $36.33 million. The Company’s nonperforming loans and OREO that were acquired either through the Heritage merger, First M&F merger or in connection with FDIC-assisted transactions (collectively referred to as “acquired nonperforming assets”) were $32.03 million and $22.40 million, respectively, at September 30, 2015.

Since the acquired nonperforming assets were recorded at fair value at the time of acquisition or subject to loss-share agreements with the FDIC, which significantly mitigates our actual loss, the remaining information in this release on nonperforming loans, OREO and the related asset quality ratios excludes these acquired nonperforming assets.

The Company’s nonperforming loans were $15.17 million as of September 30, 2015, as compared to $20.19 million as of December 31, 2014. Nonperforming loans as a percentage of total loans were 0.42% as of September 30, 2015, as compared to 0.62% as of December 31, 2014.

Annualized net charge-offs as a percentage of average loans were 0.04% for the third quarter of 2015, as compared to 0.50% for the third quarter of 2014. The Company recorded a provision for loan losses of $750 thousand for the third quarter of 2015, as compared to $2.22 million for the third quarter of 2014.

The allowance for loan losses totaled $42.05 million at September 30, 2015, as compared to $42.29 million as of December 31, 2014. The allowance for loan losses as a percentage of loans was 1.17% as of September 30, 2015, as compared to 1.29% as of December 31, 2014.

The Company’s coverage ratio, or its allowance for loan losses as a percentage of nonperforming loans, was 277.22% as of September 30, 2015, as compared to 209.49% as of December 31, 2014. Loans 30-to-89 days past due as a percentage of total loans declined to 0.23% at September 30, 2015, as compared to 0.32% at December 31, 2014. OREO was $13.94 million as of September 30, 2015, as compared to $17.09 million as of December 31, 2014.

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time on Wednesday, October 21, 2015.

The webcast can be accessed through Renasant's investor relations website at www.renasant.com or http://services.choruscall.com/links/rnst151021. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation Third Quarter Earnings Webcast and Conference Call. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10074200 or by dialing 1-412-317-0088 internationally and entering the conference number. Telephone replay access is available until November 4, 2015.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 111-year-old financial services institution. Renasant has assets of approximately $7.9 billion and operates more than 170 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama, Florida and Georgia.

NOTE TO INVESTORS:
This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

NON-GAAP FINANCIAL MEASURES:
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets, which the Company’s management uses when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indications of its operating performance particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets such as goodwill and the core deposit intangible can vary extensively from company to company and are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies.

The specific non-GAAP financial measures used are return on average tangible shareholders’ equity, return on average tangible assets and the ratio of tangible equity to tangible assets (commonly referred to as the “tangible capital ratio”). The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to other similarly titled measures presented by other companies. Also there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of GAAP to Non-GAAP.”
###

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
								Q3 2015 -	For The Nine Months Ending
	2015			2014				Q3 2014	September 30,
	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2015	2014	Variance
Statement of earnings
Interest income - taxable equivalent basis	$76,242	$58,516	$55,910	$57,335	$58,098	$60,002	$57,811	31.23	$190,668	$175,911	8.39
Interest income	$74,300	$56,769	$54,166	$55,597	$56,358	$58,277	$56,177	31.84	$185,235	$170,812	8.44
Interest expense	5,620	5,099	5,324	5,580	5,886	6,108	6,206	(4.52)	$16,043	$18,200	(11.85)
Net interest income	68,680	51,670	48,842	50,017	50,472	52,169	49,971	36.08	169,192	152,612	10.86
Provision for loan losses	750	1,175	1,075	1,050	2,217	1,450	1,450	(66.17)	3,000	5,117	(41.37)
Net interest income after provision	67,930	50,495	47,767	48,967	48,255	50,719	48,521	40.77	166,192	147,495	12.68
Service charges on deposit accounts	8,151	6,522	6,335	6,905	7,107	6,533	6,211	14.69	21,008	19,851	5.83
Fees and commissions on loans and deposits	5,704	4,954	4,492	4,772	5,877	5,175	4,677	(2.94)	15,150	15,729	(3.68)
Insurance commissions and fees	2,381	2,119	1,967	1,973	2,270	2,088	1,863	4.89	6,467	6,221	3.95
Wealth management revenue	2,871	2,248	2,190	2,144	2,197	2,170	2,144	30.68	7,309	6,511	12.26
Securities gains (losses)	—	96	—	—	375	—	—	(100.00)	96	375	(74.40)
Gain on sale of mortgage loans	10,578	5,407	4,633	2,367	2,635	2,006	1,585	301.44	20,618	6,226	231.16
Gain on acquisition	—	—	—	—	—	—	—	—	—	—	—
Other	2,432	1,571	2,287	1,809	2,102	1,499	2,136	15.70	6,290	5,737	9.64
Total noninterest income	32,117	22,917	21,904	19,970	22,563	19,471	18,616	42.34	76,938	60,650	26.86
Salaries and employee benefits	43,048	30,394	28,260	27,301	29,569	29,810	28,428	45.58	101,702	87,807	15.82
Data processing	3,773	3,152	3,181	2,949	2,906	2,850	2,695	29.83	10,106	8,451	19.58
Occupancy and equipment	7,733	5,524	5,559	5,146	5,353	4,906	4,847	44.46	18,816	15,106	24.56
Other real estate	861	954	532	723	1,101	1,068	1,701	(21.80)	2,347	3,870	(39.35)
Amortization of intangibles	1,803	1,239	1,275	1,327	1,381	1,427	1,471	30.56	4,317	4,279	0.89
Merger-related expenses	7,746	1,467	478	499	—	—	195	1.00	9,691	195	4,869.74
Debt extinguishment penalty	—	—	—	—	—	—	—	—	—	—	—
Other	11,121	8,446	8,129	8,034	7,865	9,335	8,308	41.40	27,696	25,508	8.58
Total noninterest expense	76,085	51,176	47,414	45,979	48,175	49,396	47,645	57.93	174,675	145,216	20.29
Income before income taxes	23,962	22,236	22,257	22,958	22,643	20,794	19,492	5.83	68,455	62,929	8.78
Income taxes	7,742	6,842	7,017	7,361	7,108	5,941	5,895	8.92	21,601	18,944	14.03
Net income	$16,220	$15,394	$15,240	$15,597	$15,535	$14,853	$13,597	4.41	$46,854	$43,985	6.52
Basic earnings per share	$0.40	$0.49	$0.48	$0.49	$0.49	$0.47	$0.43	(18.37)	$1.36	$1.40	(2.86)
Diluted earnings per share	0.40	0.48	0.48	0.49	0.49	0.47	0.43	(18.37)	1.35	1.39	(2.88)
Average basic shares outstanding	40,265,941	31,626,059	31,576,275	31,537,278	31,526,423	31,496,737	31,436,148	27.72	34,521,255	31,486,767	9.64
Average diluted shares outstanding	40,518,413	31,865,172	31,815,710	31,781,734	31,718,529	31,698,198	31,668,362	27.74	34,799,118	31,694,601	9.80
Common shares outstanding	40,268,455	31,644,706	31,604,937	31,545,145	31,533,703	31,519,641	31,480,395	27.70	40,268,455	31,533,703,000	27.70
Cash dividend per common share	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	—	$0.51	$0.51	—
Performance ratios
Return on average shareholders' equity	6.28%	8.42%	8.59%	8.72%	8.84%	8.67%	8.19%		7.58%	8.58%
Return on average tangible shareholders' equity (1)	12.20%	14.89%	15.45%	15.90%	16.50%	16.55%	16.05%		13.98%	16.37%
Return on average assets	0.81%	1.06%	1.06%	1.08%	1.07%	1.02%	0.93%		0.96%	1.01%
Return on average tangible assets (2)	0.93%	1.17%	1.18%	1.20%	1.20%	1.15%	1.05%		1.08%	1.13%
Net interest margin (FTE)	4.09%	4.17%	4.03%	4.09%	4.12%	4.24%	4.04%		4.10%	4.13%
Yield on earning assets (FTE)	4.42%	4.57%	4.45%	4.53%	4.58%	4.72%	4.53%		4.47%	4.61%
Cost of funding	0.33%	0.40%	0.43%	0.45%	0.47%	0.48%	0.48%		0.38%	0.48%
Average earning assets to average assets	86.57%	87.79%	87.49%	87.41%	87.32%	87.39%	87.35%		87.22%	87.35%
Average loans to average deposits	83.63%	81.93%	81.44%	82.67%	82.26%	79.11%	77.00%		82.45%	79.44%
Noninterest income (less securities gains/
losses) to average assets	1.61%	1.57%	1.53%	1.38%	1.53%	1.34%	1.27%		1.57%	1.38%
Noninterest expense (less debt prepayment penalties/
merger-related expenses) to average assets	3.43%	3.41%	3.27%	3.14%	3.32%	3.39%	3.25%		3.38%	3.32%
Net overhead ratio	1.82%	1.84%	1.74%	1.76%	1.79%	2.06%	1.97%		1.80%	1.94%
Efficiency ratio (FTE) (4)	64.76%	63.58%	62.99%	61.56%	62.90%	65.38%	65.48%		63.89%	64.56%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
								Q3 2015	For The Nine Months Ending
	2015			2014				Q3 2014	September 30,
	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2015	2014	Variance
Average Balances
Total assets	$7,905,538	$5,847,539	$5,821,758	$5,746,146	$5,758,083	$5,836,607	$5,927,884	37.29	$6,532,577	$5,840,233	11.85
Earning assets	6,843,888	5,133,567	5,093,224	5,022,647	5,027,805	5,100,833	5,178,069	36.12	5,697,976	5,101,686	11.69
Securities	1,145,013	999,962	989,743	979,052	1,001,548	1,026,948	1,002,519	14.32	1,046,812	1,010,335	3.61
Mortgage loans held for sale	398,480	87,435	50,918	27,443	31,832	26,004	19,925	1,151.82	180,217	25,964	594.10
Loans, net of unearned	5,223,273	3,978,514	3,969,244	3,954,606	3,937,142	3,897,027	3,868,747	32.67	4,394,937	3,901,223	12.66
Intangibles	456,811	295,441	296,682	297,978	300,725	302,181	303,599	51.90	350,231	302,158	15.91
Noninterest-bearing deposits	1,272,714	969,770	932,011	936,672	896,856	905,180	949,317	41.91	1,059,413	916,925	15.54
Interest-bearing deposits	4,972,717	3,886,199	3,941,863	3,846,891	3,889,133	4,020,754	4,074,745	27.86	4,270,702	3,994,198	6.92
Total deposits	6,245,431	4,855,969	4,873,874	4,783,563	4,785,988	4,925,934	5,024,063	30.49	5,330,115	4,911,123	8.53
Borrowed funds	556,269	204,884	168,758	190,928	214,017	169,373	170,091	159.92	311,390	184,655	68.63
Shareholders' equity	1,023,912	733,158	719,687	709,780	697,103	686,794	673,046	46.88	826,700	685,733	20.56

								Q3 2015 -	As of
	2015			2014				Q4 2014	September 30,
	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2015	2014	Variance
Balances at period end
Total assets	$7,918,732	$5,899,190	$5,881,849	$5,805,129	$5,751,711	$5,826,020	$5,902,831	36.41	$7,918,732	$5,751,711	37.68
Earning assets	6,810,285	5,186,419	5,168,497	5,063,039	5,053,252	5,063,873	5,161,173	34.51	$6,810,285	$5,053,252	34.77
Securities	1,139,553	965,290	1,016,394	983,747	980,328	1,007,331	1,046,688	15.84	$1,139,553	$980,328	16.24
Mortgage loans held for sale	317,681	108,023	102,780	25,628	30,451	28,116	28,433	1,139.59	$317,681	$30,451	943.25
Loans not acquired	3,607,005	3,407,925	3,274,314	3,267,486	3,165,492	3,096,286	2,947,836	10.39	$3,607,005	$3,165,492	13.95
Loans acquired and covered by FDIC loss-share agreements	100,839	121,626	125,773	143,041	155,319	167,129	173,545	(29.50)	$100,839	$155,319	(35.08)
Loans acquired and not covered by FDIC loss-share agreements	1,570,116	507,653	553,574	577,347	636,628	694,115	746,047	171.95	$1,570,116	$636,628	146.63
Total loans	5,277,960	4,037,204	3,953,661	3,987,874	3,957,439	3,957,530	3,867,428	32.35	$5,277,960	$3,957,439	33.37
Intangibles	482,599	294,808	296,053	297,330	298,609	301,478	302,903	62.31	$482,599	$298,609	61.62
Noninterest-bearing deposits	1,303,884	972,672	959,351	919,872	935,544	902,766	914,964	41.75	$1,303,884	$935,544	39.37
Interest-bearing deposits	4,930,677	3,917,772	3,983,418	3,918,546	3,828,126	3,983,965	4,089,820	25.83	$4,930,677	$3,828,126	28.80
Total deposits	6,234,561	4,890,444	4,942,769	4,838,418	4,763,670	4,886,731	5,004,784	28.86	$6,234,561	$4,763,670	30.88
Borrowed funds	551,740	219,089	162,313	188,825	227,664	189,830	168,700	192.20	$551,740	$227,664	142.35
Shareholders' equity	1,032,699	730,976	723,196	711,651	700,475	688,215	676,715	45.11	$1,032,699	$700,475	47.43
Market value per common share	$32.85	$32.60	$30.05	$28.93	$27.05	$29.07	$29.05	13.55	$32.85	$27.05	21.44
Book value per common share	25.65	23.10	22.88	22.56	22.21	21.83	21.50	13.70	25.65	$22.21	15.45
Tangible book value per common share	13.66	13.78	13.52	13.13	12.74	12.27	11.87	4.04	13.66	$12.74	7.19
Shareholders' equity to assets (actual)	13.04%	12.39%	12.30%	12.26%	12.18%	11.81%	11.46%		13.04%	12.18%
Tangible capital ratio (3)	7.40%	7.78%	7.65%	7.52%	7.37%	7.00%	6.68%		7.40%	7.37%
Leverage ratio	8.94%	9.90%	9.74%	9.53%	9.31%	8.91%	8.56%		8.94%	9.31%
Common equity tier 1 capital ratio	9.82%	10.44%	10.35%	—%	—%	—%	—%		9.82%	—%
Tier 1 risk-based capital ratio	11.32%	12.52%	12.47%	12.45%	12.28%	11.82%	11.54%		11.32%	12.28%
Total risk-based capital ratio	12.09%	13.54%	13.51%	13.54%	13.43%	12.96%	12.70%		12.09%	13.43%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
								Q3 2015 -	As of
	2015			2014				Q4 2014	September 30,
	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2015	2014	Variance
Loans not acquired
Commercial, financial, agricultural	$450,688	$437,181	$418,752	$418,501	$378,802	$365,262	$347,828	7.69	$450,688	$378,802	18.98
Lease Financing	24,698	17,633	11,560	10,114	5,377	1,767	612	144.20	$24,698	$5,377	359.33
Real estate- construction	268,805	212,071	200,966	210,837	193,787	172,319	149,449	27.49	$268,805	$193,787	38.71
Real estate - 1-4 family mortgages	1,128,556	1,073,816	1,025,264	1,014,412	984,778	966,546	941,260	11.25	$1,128,556	$984,778	14.60
Real estate - commercial mortgages	1,653,534	1,589,969	1,542,706	1,538,950	1,527,680	1,516,372	1,441,404	7.45	$1,653,534	$1,527,680	8.24
Installment loans to individuals	80,724	77,255	75,066	74,672	75,068	74,020	67,283	8.10	$80,724	$75,068	7.53
Loans, net of unearned	$3,607,005	$3,407,925	$3,274,314	$3,267,486	$3,165,492	$3,096,286	$2,947,836	10.39	$3,607,005	$3,165,492	13.95
Loans acquired and and covered by FDIC loss-share agreements
Commercial, financial, agricultural	$2,467	$3,726	$3,917	$6,684	$7,699	$7,677	$8,283	(63.09)	$2,467	$7,699	(67.96)
Lease Financing	—	—	—	—	—	—	—	—	$—	$—	—
Real estate- construction	137	—	—	—	1,648	1,648	1,648	—	$137	$1,648	(91.69)
Real estate - 1-4 family mortgages	48,779	40,333	42,758	44,017	46,354	49,616	52,252	10.82	$48,779	$46,354	5.23
Real estate - commercial mortgages	49,382	77,536	79,064	92,304	99,579	108,166	111,337	(46.50)	$49,382	$99,579	(50.41)
Installment loans to individuals	74	31	34	36	39	22	25	105.56	$74	$39	89.74
Loans, net of unearned	$100,839	$121,626	$125,773	$143,041	$155,319	$167,129	$173,545	(29.50)	$100,839	$155,319	(35.08)
Loans acquired and not covered by FDIC loss-share agreements
Commercial, financial, agricultural	$167,966	$39,652	$52,119	$58,098	$64,058	$74,887	$84,005	189.11	$167,966	$64,058	162.21
Lease Financing	—	—	—	—	—	—	—	—	$—	$—	—
Real estate- construction	70,428	505	483	1,224	1,631	2,610	4,803	5,653.92	$70,428	$1,631	4,218.09
Real estate - 1-4 family mortgages	485,170	161,765	171,433	177,931	190,447	205,126	217,748	172.67	$485,170	$190,447	154.75
Real estate - commercial mortgages	813,973	295,484	317,224	325,660	363,793	390,781	415,417	149.95	$813,973	$363,793	123.75
Installment loans to individuals	32,579	10,247	12,315	14,434	16,699	20,711	24,074	125.71	$32,579	$16,699	95.10
Loans, net of unearned	$1,570,116	$507,653	$553,574	$577,347	$636,628	$694,115	$746,047	171.95	$1,570,116	$636,628	146.63
Asset quality data
Assets not acquired:
Nonaccrual loans	$14,522	$15,514	$17,719	$18,781	$19,070	$17,175	$18,365	(22.68)	$14,522	$19,070	(23.85)
Loans 90 past due or more	647	5,647	1,193	1,406	7,177	3,615	1,322	(53.98)	647	7,177	(90.99)
Nonperforming loans	15,169	21,161	18,912	20,187	26,247	20,790	19,687	(24.86)	15,169	26,247	(42.21)
Other real estate owned	13,936	14,967	16,735	17,087	20,461	23,950	25,117	(18.44)	13,936	20,461	(31.89)
Nonperforming assets not acquired	$29,105	$36,128	$35,647	$37,274	$46,708	$44,740	$44,804	(21.92)	$29,105	$46,708	(37.69)
Assets acquired and subject to loss share:
Nonaccrual loans	$3,270	$19,487	$18,040	$24,172	$33,216	$41,425	$46,078	(86.47)	$3,270	$33,216	(90.16)
Loans 90 past due or more	4,143	—	—	48	1,979	—	32	8,531.25	4,143	1,979	109.35
Nonperforming loans	7,413	19,487	18,040	24,220	35,195	41,425	46,110	(69.39)	7,413	35,195	(78.94)
Other real estate owned	3,183	3,853	4,325	6,368	4,033	7,472	10,218	(50.02)	3,183	4,033	(21.08)
Nonperforming assets acquired and subject to loss share	$10,596	$23,340	$22,365	$30,588	$39,228	$48,897	$56,328	(65.36)	$10,596	$39,228	(72.99)
Assets acquired and not subject to loss share:
Nonaccrual loans	$15,796	$1,085	$1,627	$1,443	$1,991	$5,966	$6,393	994.66	$15,796	$1,991	693.37
Loans 90 past due or more	8,824	2,523	9,636	9,259	8,375	5,057	1,922	(4.70)	8,824	8,375	5.36
Nonperforming loans	24,620	3,608	11,263	10,702	10,366	11,023	8,315	130.05	24,620	10,366	137.51
Other real estate owned	19,215	8,244	10,626	11,017	9,565	10,381	12,406	74.41	19,215	9,565	100.89
Nonperforming assets acquired	$43,835	$11,852	$21,889	$21,719	$19,931	$21,404	$20,721	101.83	$43,835	$19,931	119.93
Net loan charge-offs (recoveries)	$588	$1,588	$1,062	$3,330	$4,952	$2,194	$1,067	(82.34)	$3,238	$8,213	(60.57)
Allowance for loan losses	42,051	41,888	42,302	42,289	44,569	47,304	48,048	(0.56)	42,051	44,569	(5.65)
Annualized net loan charge-offs / average loans	0.04%	0.16%	0.11%	0.33%	0.50%	0.23%	0.11%		0.10%	0.28%
Nonperforming loans / total loans*	0.89%	1.10%	1.22%	1.38%	1.81%	1.85%	1.92%		0.89%	1.81%
Nonperforming assets / total assets*	1.05%	1.21%	1.36%	1.54%	1.84%	1.97%	2.06%		1.05%	1.84%
Allowance for loan losses / total loans*	0.80%	1.04%	1.07%	1.06%	1.13%	1.20%	1.24%		0.80%	1.13%
Allowance for loan losses / nonperforming loans*	89.09%	94.65%	87.74%	76.74%	62.07%	64.59%	64.83%		89.09%	62.07%
Nonperforming loans / total loans**	0.42%	0.62%	0.58%	0.62%	0.83%	0.67%	0.67%		0.42%	0.83%
Nonperforming assets / total assets**	0.37%	0.61%	0.61%	0.64%	0.81%	0.77%	0.76%		0.37%	0.81%
Allowance for loan losses / total loans**	1.17%	1.23%	1.29%	1.29%	1.41%	1.53%	1.63%		1.17%	1.41%
Allowance for loan losses / nonperforming loans**	277.22%	197.95%	223.68%	209.49%	169.81%	227.53%	244.06%		277.22%	169.81%
*Based on all assets (includes acquired assets)
**Excludes all assets acquired

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
				RECONCILIATION OF GAAP TO NON-GAAP
								For The Nine Months Ending
	2015			2014				September 30,
	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2015	2014
Net income (GAAP)	$16,220	$15,394	$15,240	$15,597	$15,535	$14,853	$13,597	$46,854	$43,985
Amortization of intangibles, net of tax	1,220	858	873	902	947	1,019	1,026	2,955	2,991
Tangible net income (non-GAAP)	$17,440	$16,252	$16,113	$16,499	$16,482	$15,872	$14,623	$49,809	$46,976

Average shareholders' equity (GAAP)	$1,023,912	$733,158	$719,687	$709,780	$697,103	$686,794	$673,046	$826,700	$685,733
Intangibles	456,811	295,441	296,682	297,978	300,725	302,181	303,599	350,231	302,158
Average tangible s/h's equity (non-GAAP)	$567,101	$437,717	$423,005	$411,802	$396,378	$384,613	$369,447	$476,469	$383,575

Average total assets (GAAP)	$7,905,538	$5,847,539	$5,821,758	$5,746,146	$5,758,083	$5,836,607	$5,927,884	$6,532,577	$5,840,233
Intangibles	456,811	295,441	296,682	297,978	300,725	302,181	303,599	350,231	302,158
Average tangible assets (non-GAAP)	$7,448,727	$5,552,098	$5,525,076	$5,448,168	$5,457,358	$5,534,426	$5,624,285	$6,182,346	$5,538,075

Actual shareholders' equity (GAAP)	$1,032,699	$730,976	$723,196	$711,651	$700,475	$688,215	$676,715	$1,032,699	$700,475
Intangibles	482,599	294,808	296,053	297,330	298,609	301,478	302,903	482,599	298,609
Actual tangible s/h's equity (non-GAAP)	$550,100	$436,168	$427,143	$414,321	$401,866	$386,737	$373,812	$550,100	$401,866

Actual total assets (GAAP)	$7,918,732	$5,899,190	$5,881,849	$5,805,129	$5,751,711	$5,826,020	$5,902,831	$7,918,732	$5,751,711
Intangibles	482,599	294,808	296,053	297,330	298,609	301,478	302,903	482,599	298,609
Actual tangible assets (non-GAAP)	$7,436,133	$5,604,382	$5,585,796	$5,507,799	$5,453,102	$5,524,542	$5,599,928	$7,436,133	$5,453,102

(1) Return on Average Equity
Return on avg s/h's equity (GAAP)	6.28%	8.42%	8.59%	8.72%	8.84%	8.67%	8.19%	7.58%	8.58%
Effect of adjustment for intangible assets	5.92%	6.47%	6.86%	7.18%	7.66%	7.88%	7.86%	6.40%	7.80%
Return on avg tangible s/h's equity (non-GAAP)	12.20%	14.89%	15.45%	15.90%	16.50%	16.55%	16.05%	13.98%	16.37%

(2) Return on Average Assets
Return on (average) assets (GAAP)	0.81%	1.06%	1.06%	1.08%	1.07%	1.02%	0.93%	0.96%	1.01%
Effect of adjustment for intangible assets	0.11%	0.12%	0.12%	0.12%	0.13%	0.13%	0.12%	0.12%	0.13%
Return on average tangible assets (non-GAAP)	0.93%	1.17%	1.18%	1.20%	1.20%	1.15%	1.05%	1.08%	1.13%

(3) Shareholder Equity Ratio
Shareholders' equity to (actual) assets (GAAP)	13.04%	12.39%	12.30%	12.26%	12.18%	11.81%	11.46%	13.04%	12.18%
Effect of adjustment for intangible assets	5.64%	4.61%	4.65%	4.74%	4.81%	4.81%	4.79%	5.64%	4.81%
Tangible capital ratio (non-GAAP)	7.40%	7.78%	7.65%	7.52%	7.37%	7.00%	6.68%	7.40%	7.37%

				CALCULATION OF EFFICIENCY RATIO

Interest income (FTE)	$76,242	$58,516	$55,910	$57,335	$58,098	$60,002	$57,811	$190,668	$175,910
Interest expense	5,620	5,099	5,324	5,580	5,886	6,108	6,206	16,043	18,200
Net Interest income (FTE)	$70,622	$53,417	$50,586	$51,755	$52,212	$53,894	$51,605	$174,625	$157,710

Total noninterest income	$32,117	$22,917	$21,904	$19,970	$22,563	$19,471	$18,616	$76,938	$60,650
Securities gains (losses)	—	96	—	—	375	—	—	96	375
Gain on acquisition	—	—	—	—	—	—	—	—	—
Total noninterest income	$32,117	$22,821	$21,904	$19,970	$22,188	$19,471	$18,616	$76,842	$60,275
Total Income (FTE)	$102,739	$76,238	$72,490	$71,725	$74,400	$73,365	$70,221	$251,467	$217,985

Total noninterest expense	$76,085	$51,176	$47,414	$45,979	$48,175	$49,396	$47,645	$174,675	$145,216
Amortization of intangibles	1,803	1,239	1,275	1,327	1,381	1,427	1,471	4,317	4,279
Merger-related expenses	7,746	1,467	478	499	—	—	195	9,691	195
Debt extinguishment penalty	—	—	—	—	—	—	—	—	—
Total noninterest expense	$66,536	$48,470	$45,661	$44,153	$46,794	$47,969	$45,979	$160,667	$140,742

(4) Efficiency Ratio	64.76%	63.58%	62.99%	61.56%	62.90%	65.38%	65.48%	63.89%	64.56%